Registration Statement No. 333-171478

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INNOLOG HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada		68-048-2472
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employee Identification No.)
incorporation or organization)	Classification Code Number)

4000 Legato Road, Suite 830
Fairfax, VA 22033
(703) 766-1412
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Capitol Corporate Services
 202 South Minnesota St.
Carson City, NV 89703
(800) 899-0490

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

William P. Danielczyk
Executive Chairman
Innolog Holdings Corporation
4000 Legato Road, Suite 830
Fairfax, VA 22033

Kevin Friedmann, Esq.
Richardson & Patel, LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Phone:  (212) 561-5559
Fax: (917) 591-6898

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Title of Each Class of Securities to be Registered
Common stock, par value $0.001 per share,	8,882,545	$0.035	(2)	$310,889.08	$36.09
Common stock, par value $0.001 per share, issuable upon conversion of Series A Convertible Preferred Stock	37,394,758	$0.035	(3)	$1,308,816.53	$151.95

Total	46,277,303			$1,619,705.61	$188.04	(4)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on $0.035, the average of the bid and ask prices of the registrant’s common stock on December 27, 2010.

(3)	Calculated in accordance with Rule 457(g) of the Securities Act of 1933.
(4)	The filing fee was paid on December 30, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$188.04
Printing fees and expense	$3,500.00
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$8,500.00
Transfer agent and registrar fees and expenses	$500.00
Miscellaneous	$500.00
Total	$48,188.04

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires the Company to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

Charter Provisions and Other Arrangements

Our predecessor has adopted the following indemnification provisions in its Articles of Incorporation for its officers and directors:

The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Nevada Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation to the fullest extent permitted by the Nevada Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.  The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein.  To the fullest extent permitted by the Nevada Law, the indemnification provided herein shall include expenses as incurred (including attorneys’ fees), judgments, finds and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.  Notwithstanding the foregoing or any other provision of this Article, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this Article.  The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Nevada Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.  The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article as it applies to the indemnification and advancement of expenses of directors and officers of the Corporation.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors’ and officers’ liability insurance.

The Company also has a $2,000,000 directors and officers liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption afforded under Section 4(2) of the Securities Act within the past three years.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.

On November 9, 2010, we issued 30,000 shares of our Series A Convertible Preferred Stock to Verle Hammond to extinguish a $57,332 loan made by him to the company. It was determined that the shares had no value at the time of issue. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these securities because the investor was an accredited investor and represented his intention to acquire the securities for investment only and not with a view to distribute or sell the securities. No general advertising or solicitation was used in selling the securities.

On November 1, 2010, we granted warrants for 150,000 shares of our common stock to Mel Booth with a strike price of $.01 and an expiration date of November 1, 2015. These were issued to him as additional interest on a loan made by him to the company that is past due. It was determined that the shares had no value at the time of issue. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these securities because the investor was an accredited investor and represented his intention to acquire the securities for investment only and not with a view to distribute or sell the securities. No general advertising or solicitation was used in selling the securities.

On August 23, 2010, the Board of Directors exercised the authority to increase the available shares under the 2006 Stock Option Plan to 100% of the fully diluted common shares outstanding. In addition, we granted stock options for 13,429,500 shares of our common stock to officers, directors, and employees of the company with a strike price of $.50 and an expiration date of August 23, 2015. The options vest immediately or over 3 years. It was determined that the shares had no value at the time of issue.

On August 18, 2010, in connection with a merger described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2010, we issued  8,882,455 shares of our common stock and 37,364,758 shares of our Series A Preferred Stock to the Innolog stockholders in exchange for 100% of the capital stock of Innolog Holdings Corporation.   We also issued 44,351,857 warrants to purchase common stock in exchange for 44,351,857 warrants to purchase Innolog common stock.  Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the Innolog stockholders pursuant to the Merger Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof. We made this determination based on the representations of the Innolog stockholders which included, in pertinent part, that most stockholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.  Of the nine stockholders indicating they were not “accredited investors”, they represented that they were sophisticated investors or were represented by purchaser representatives that were sophisticated investors.  All persons were provided disclosure statements in compliance with Rule 506 and Regulation D.  All Innolog stockholders represented that they were acquiring our securities for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that each owner understood that the securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On August 11, 2010, the Executive Committee of the Board of Directors approved the issuance of 400,000 shares of the Company’s Series A Convertible Preferred Stock to a lender in consideration of a loan and consulting services provided to the Company. It was determined that the shares had no value at the time of issue. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these securities because the investor was an accredited investor and represented his intention to acquire the securities for investment only and not with a view to distribute or sell the securities. No general advertising or solicitation was used in selling the securities.

On September 17, 2009, we issued 250,000 restricted shares of our common stock to Maher Khoury in connection with a loan made by him to the Company in the amount of $2,500.  We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On August 17, 2009, we issued 200,000 restricted shares of our common stock to Leonard Panzer in connection with a loan made by him to the Company in the amount of $2,000.  We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On to June 11, 2009, we issued 714,250 shares of our common stock to Fred Tannous in consideration for $14,285 in fees for consulting services rendered to the Company. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these shares of common stock under the Act.

On to June 11, 2009, we issued 500,000 shares of our common stock to Mark Lindon in consideration for $10,000 in fees for legal services rendered to the Company. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these shares of common stock under the Act.

On June 11, 2009, we issued 17,348,271 shares of our common stock to Bill Glaser in consideration for $202,734.72 in debt conversion and $144,230.70 in deferred and accrued compensation. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these shares of common stock under the Act.

On June 11, 2009, we issued 300,000 shares of our common stock to Leonard Panzer in consideration for a $6,000 loan to the Company. We relied on Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registering the sale of these shares of common stock under the Act.

From January 13, 2009 to March 18, 2009, we sold an aggregate 1,288,266 shares of our common stock in exchange for gross proceeds of $139,000.  The price per share ranged from $0.06 to $0.15.  These sales were made in a private placement offering.  We relied on the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”), for the issuance of these shares.  The stockholders took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Act.  In addition, there was no general solicitation or advertising for the issuance of the shares.  The stockholders were permitted access to our management for the purpose of acquiring investment information.  Due to the stockholders’ dealings with companies similar to ours, we deem the stockholders sophisticated for the purposes of Section 4(2) of the Act.

In February 2009 we closed an offering of shares of our common stock.  We sold an aggregate 2,893,147 restricted shares of our common stock to 15 investors, all of whom were accredited investors, in exchange for gross proceeds of $376,245.  This issuance was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder. We made this determination based on the investor’s representations made in the purchase agreements.

On August 15, 2008, we issued 151,250 shares of our common stock to a consultant as payment for services rendered to the Company. On September 26, 2008, we issued 250,000 shares of our common stock to a consultant as payment for investor relations services rendered to the Company.

In October 2007, we issued to Mark Abdou a 5-year warrant to purchase up to 80,000 shares of our common stock at an exercise price of $0.25 per share in connection with a conversion of a Promissory Note issued to Mr. Abdou by the Company on June 26, 2007.

In October 2007, we issued to Mark Abdou 80,952 shares of our common stock in connection with a conversion of a Promissory Note issued to Mr. Abdou by the Company on June 26, 2007.

In October 2007, we issued to Alicia McDonald 123,199 shares of our common stock in connection with a conversion of a Promissory Note issued to Ms. McDonald by the Company on April 10, 2007.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Number	Description

2.1	Amended and Restated Merger Agreement by and among the Company and Innolog Holdings Corporation as amended dated August 11, 2010(2)

3.1	Amended and Restated Articles of Incorporation (1)

3.2	Bylaws (2)

3.3	Certificate of Amendment of the Articles of Incorporation (2)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (2)

3.5	Articles of Merger between GCC Merger Sub Corporation and Innolog Group Corporation filed August 18, 2010 with the Secretary of State of Nevada (3)

5	Legal Opinion of Richardson & Patel LLP*

10.1
Confessed Judgment Promissory Note in the principal amount of $2,000,000 issued  by Innolog Holdings Corporation andInnovative Logistics Techniques, Inc.in favor of Mel Booth, William Danielczyk, Joe Kelley, Bruce Riddle, Michael Kane, Steve Moses, Ian Reynolds, and Harry Jacobson, dated March 31, 2009 (2)

10.2	Promissory Note issued to Eagle Bank by Innolog Holdings Corporation dated April 23, 2009 (2)

10.3	Commercial Guaranty between Innolog Holdings Corporation, Mel Booth, and Eagle Bank, dated April 23, 2009 (2)

10.4	Commercial Guaranty between Innolog Holdings Corporation, William Danielczyk, and Eagle Bank, dated April 23, 2009 (2)

10.5	Commercial Guaranty between Innolog Holdings Corporation, Joe Kelley, and Eagle Bank, dated April 23, 2009 (2)

10.6	Commercial Guaranty between Innolog Holdings Corporation, Bruce Riddle, and Eagle Bank, dated April 23, 2009 (2)

10.7	Commercial Guaranty between Innolog Holdings Corporation, Michael Kane, and Eagle Bank, dated April 23, 2009 (2)

10.8	Commercial Guaranty between Innolog Holdings Corporation, Steve Moses, and Eagle Bank, dated April 23, 2009 (2)

10.9	Commercial Guaranty between Innolog Holdings Corporation, Ian Reynolds, and Eagle Bank, dated April 23, 2009 (2)

10.10	Commercial Guaranty between Innolog Holdings Corporation, Harry Jacobson, and Eagle Bank, dated April 23, 2009 (2)

10.11
Contingent Promissory Note in the principal amount of $900,000 issued by Innovative Logistics Techniques Inc. in favor of Verle Hammond, Eleanor Hammond, Tim O’Shaughnessy, Lou Orlando, Gene Losa, Dudley Patteson, Lenny Leassear, Anthony Hammond, and Veronne Williams dated March 31, 2009 (2)

10.12
Amendment to Purchase Agreement and Agreement Modification dated May 16, 2010 between Galen Capital Corporation; GCC Capital Group, LLC, , Innolog Holdings Corporation, Innovative Logistics Techniques, Inc., the Stockholders Innovative Logistics Techniques, Inc. and Verle Hammond (2)

10.13	Innovative Logistics Techniques, Inc. 401(k) Plan and Trust (2)

10.14	Engagement Agreement between Emerging Companies, LLC and Innolog Holdings Corporation dated May 27, 2010 (2)

10.15	Form of Common Stock Purchase Warrant (2)

10.16	Employment Agreement between Innovative Logistics Techniques, Inc. and Verle Hammond dated April 1, 2009 (2)

10.17	Promissory Note in the principal amount of $196,000 issued by Innolog Holdings Corporation in favor of Verle Hammond dated March 1, 2010 (2)

10.18	Promissory Note in the principal amount of $65,000 issued by Innolog Holdings Corporation in favor of Verle Hammond dated June 9, 2010 (2)

10.19	Promissory Note in the principal amount of $15,000 issued by Innolog Holdings Corporation in favor of Verle Hammond dated June 17, 2010 (2)

10.20	Promissory Note in the principal amount of $20,000 issued by Innolog Holdings Corporation in favor of Ram Agarwal dated July 9, 2010 (2)

10.21	Promissory Note in the principal amount of $25,000 issued by Innolog Holdings Corporation in favor of Evan Gappelberg dated June 30, 2010 (2)

10.22	Promissory Note in the principal amount of $100,000 issued by Innolog Holdings Corporation in favor of James Warring dated July 13, 2010 (2)

10.23	Promissory Note in the principal amount of $34,500 issued by Innolog Holdings Corporation in favor of Thomas Jackson dated July 20, 2010 (2)

10.24	Promissory Note in the principal amount of $65,500 issued by Innolog Holdings Corporation in favor of Robert Hacker dated July 20, 2010 (2)

10.25	Promissory Note in the principal amount of $25,000 issued by Innolog Holdings Corporation in favor of John Morrison dated July 21, 2010 (2)

10.26	Promissory Note in the principal amount of $125,000 issued by Innolog Holdings Corporation in favor of Galen Capital Group, LLC dated June 21, 2010 (2)

10.27	Promissory Note in the principal amount of $125,000 issued by Innolog Holdings Corporation in favor of Melvin D. Booth dated July 8, 2010 (2)

10.28	Promissory Note in the principal amount of $125,000 issued by Innolog Holdings Corporation in favor of Galen Capital Group, LLC dated July 21, 2010 (2)

10.29	Amendment to Engagement Letter between Emerging Companies LLC and Innolog Holdings Corporation dated July 29, 2010 (2)

10.30	Promissory Note dated August 11, 2010 in the principal amount of $75,000 issued by Innovative Logistics Techniques, Inc. in favor of Farzin Ferdowsi (4)

10.31
Secured Promissory Note and Settlement Agreement dated September 15, 2010 in the principal amount of $45,000 issued by Innolog Holdings Corporation, Innovative, Logistics Techniques, Inc., Galen Capital Corporation, Galen Capital Group, LLC and GCC Capital Group, LLC in favor of Kay M. Kumbinner Trust (4)

10.32	Promissory Note dated August 12, 2010 in the principal amount of $50,000 issued by Innolog Holdings Corporation in favor of Ian Reynolds (4)

10.33	Promissory Note dated August 12, 2010 in the principal amount of $25,000 issued by Innolog Holdings Corporation in favor of Verle Hammond (4)

10.34	Promissory Note dated August 24, 2010 in the principal amount of $50,000 issued by Innolog Holdings Corporation in favor of Evan Morris (4)

10.35	Promissory Note dated August 30, 2010 in the principal amount of $25,000 issued by Innolog Holdings Corporation in favor of Isabelle Chester

10.36	Executive Management Agreement dated April 1, 2009 between Innovative Logistics Techniques, Inc, and GCC Capital Group, LLC*

21	Subsidiaries of Innolog Holdings Corporation *

23.1	Consent of Spector & Associates LLP**

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)*

* Filed herewith.
** Previously filed.

(1)	Filed on February 12, 2007 as an exhibit to the Company’s Registration Statement on Form SB-2, and incorporated herein by reference.

(2)	Filed on August 13, 2010 as an exhibit to the Company’s Current Report on Form 8-K, and incorporated herein by reference.

(3)	Filed on October 15, 2010 as an exhibit to the Company’s Amendment No. 3 to Current Report on Form 8-K and incorporated herein by reference.

(4)	Filed on November 22, 2010 as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfax, Virginia, on January 12, 2011.

INNOLOG HOLDINGS CORPORATION

By:	/s/ William P. Danielczyk
William P. Danielczyk,
Executive Chairman, Principal Executive Officer

By:	/s/ Michael J. Kane
Michael J. Kane, Secretary, Treasurer, Principal Financial Officer

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

January 12, 2011	/s/ William P. Danielczyk	Executive Chairman, Director
William P. Danielczyk

January 12, 2011	/s/Michael J. Kane	Secretary, Treasurer, Director
Michael J. Kane

January 12, 2011	/s/ Verle B. Hammond	Director
Verle B. Hammond

January 12, 2011	/s/ Joe Kelley	Director
Joe Kelley

January 12, 2011	/s/ Ian J. Reynolds	Director
Dr. Ian J. Reynolds

January 12, 2011	/s/ Bruce D. Riddle	Director
Bruce D. Riddle

January 12, 2011	/s/ Erich Winkler	Director
Erich Winkler

January 12, 2011	/s/ Stephen D. Moses	Director
Stephen D. Moses